Exhibit 10.21

EXECUTION COPY

SECOND-LIEN SECURITY AGREEMENT

made by

GLOBAL AVIATION HOLDINGS INC.,

NORTH AMERICAN AIRLINES, INC.,

WORLD AIRWAYS, INC.

and

THE OTHER GRANTORS IDENTIFIED HEREIN

in favor of

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent

Dated as of September 29, 2009

SECTION 6.	THE COLLATERAL AGENT	23
6.1.	Collateral Agent’s Appointment as Attorney-in-Fact, etc.	23
6.2.	Duty of Collateral Agent	25
6.3.	Execution of Financing Statements	25
6.4.	Authority of Collateral Agent	26

SECTION 7.	MISCELLANEOUS	26
7.1.	Amendments in Writing	26
7.2.	Notices	26
7.3.	No Waiver by Course of Conduct; Cumulative Remedies	26
7.4.	Enforcement Expenses; Indemnification. (a)	27
7.5.	Successors and Assigns	27
7.6.	Setoff	27
7.7.	Counterparts	28
7.8.	Severability	28
7.9.	Section Headings	28
7.10.	Integration	28
7.11.	GOVERNING LAW	28
7.12.	Submission To Jurisdiction; Waivers	28
7.13.	Acknowledgments	29
7.14.	Additional Grantors	29
7.15.	Releases	29
7.16.	WAIVER OF JURY TRIAL	30

SCHEDULES

Schedule 1	Investment Property
Schedule 2	Perfection Matters
Schedule 3	Jurisdictions of Organization
Schedule 4	Inventory and Equipment Locations
Schedule 5	Intellectual Property
Schedule 6	Commercial Tort Claims
Schedule 7	Deposit Accounts

Acknowledgment and Consent

SECOND-LIEN SECURITY AGREEMENT, dated as of September 29, 2009, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of Wells Fargo Bank, National Association as collateral agent (in such capacity and together with its successors and assigns in such capacity, the “Collateral Agent”) for the Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, pursuant to the Second-Lien Term Loan Credit Agreement, dated as of September 29, 2009 (as amended, supplemented or otherwise modified from time to time, the “Term Loan Agreement”), among Global Aviation Holdings Inc., a Delaware corporation (“Parent”), North American Airlines, Inc., a Delaware corporation (“NAA”), World Airways, Inc., a Delaware corporation (“WAI” and, together with Parent and NAA, each a “Borrower” and, collectively, the “Borrowers”), the Guarantors from time to time party thereto, the lenders from time to time party thereto (the “Lenders”),  Wells Fargo Bank, National Association, as administrative agent (in such capacity and together with its successors and assigns in such capacity, the “Administrative Agent”), the Collateral Agent and the other parties thereto, the Lenders have severally agreed to make Loans to the Borrowers (which are guaranteed by the other Grantors) upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Term Loan Agreement, Loans made by the Lenders may be exchanged for Exchange Notes issued pursuant to the Exchange Note Indenture at the times and upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrowers and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the Loans under the Term Loan Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Loans to the Borrowers under the Term Loan Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent and the Lenders to enter into the Term Loan Agreement and to induce the Lenders to make their respective Loans to the Borrowers thereunder, each Grantor hereby agrees with the Collateral Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1.           DEFINED TERMS

1.1.          Definitions.  (a)  Unless otherwise defined herein, terms defined in the Term Loan Agreement and used herein shall have the meanings given to them in the Term Loan Agreement, and the following terms are used herein as defined in the New York UCC:  Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Account, Commodity Intermediary, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Instruments, Inventory, Letter of Credit Rights, Securities Account, Securities Intermediary and Supporting Obligations.

(b)           The following terms shall have the following meanings:

“Agreement”:  this Second-Lien Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“ATA Collateral”:  as defined in the Intercreditor Agreement.

“Collateral”:  as defined in Section 2.

“Collateral Account”:  any collateral account established by the Collateral Agent as provided in Section 5.1 or 5.4.

“Collateral Deposit Account”:  any Deposit Account other than an Excluded Account.

“Copyrights”:  (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 5), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Copyright Licenses”:  any written agreement naming any Grantor as licensor or licensee, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Deposit Account”:  as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time savings, passbook or like account maintained with a depositary institution.

“Deposit Account Control Agreement”:  an agreement in form and substance reasonably satisfactory to the Collateral Agent, among any Grantor, a banking institution holding such Grantor’s funds, and the Collateral Agent with respect to collection and control of all deposits and balances held in a Collateral Deposit Account maintained by any Grantor with such banking institution.

“Discharge of First-Lien Obligations”:  as defined in the Intercreditor Agreement.

“Domestic Subsidiary”:  any Subsidiary of Parent other than a Foreign Subsidiary.

“Excluded Accounts”:  (i) Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments, (ii) any Deposit Account, Securities Account or Commodity Account with an average annual balance of less than $1,000,000, (iii) any Deposit Account, Securities Account or Commodity Account that is exclusively used to hold Excluded Cash, (iv) Trust Tax Accounts, and (v) Lessor Maintenance Reserve Accounts.

“Excluded Cash”:  cash and Cash Equivalents pledged or deposited in accordance with clause (iv), (v), (xiii), (xv), (xvii), (xviii), (xx), (xxi) or (xxii) of the definition of Permitted Liens in the Term Loan Agreement.

“Excluded Property”:  as defined in Section 2.

“FAA Act”:  the collective reference to the U.S. Transportation Code (currently codified at Subtitle VII of Title 49 of the U.S. Code) as amended, supplemented, or otherwise modified from time to time, and all FARs and other rules, regulations, directives and orders issued or promulgated from time to time thereunder.

“FAA Collateral”:  Collateral as to which filing of a security interest requires compliance with filing requirements of the FAA Act.

“FARs”:  the FAA Regulations as in effect from time to time under Title 14 of the U.S. Code of Federal Regulations, including, without limitation, the Special Federal Aviation Regulations (as applicable), as amended, supplemented or otherwise modified from time to time.

“Financing Documents”:  the Term Loan Agreement, this Agreement, the other Loan Documents, and, if Exchange Notes are outstanding, the Exchange Note Indenture and the Exchange Notes.

“First-Lien Collateral Agent”:  as defined in the Intercreditor Agreement.

“First-Lien Documents”:  as defined in the Intercreditor Agreement.

“First-Lien Obligations”:  as defined in the Intercreditor Agreement.

“First-Lien Obligations Termination Date”:  that date upon which the Discharge of First-Lien Obligations shall have occurred.

“First-Lien Security Agreement”: as defined in the Intercreditor Agreement.

“Foreign Subsidiary”: any Subsidiary of Parent that is a “controlled foreign corporation,” within the meaning of section 957 of the U.S. Tax Code.

“Foreign Subsidiary Voting Stock”:  the voting Equity Interests of any Foreign Subsidiary and of any Domestic Subsidiary substantially all of whose assets consist of voting Equity Interests of one or more Foreign Subsidiaries.

“Intellectual Property”:  the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note”:  any promissory note evidencing loans or advances made by any Grantor to Parent or any of its Subsidiaries.

“Investment Property”:  the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock) and (ii) whether or not constituting “investment property” as so defined, all Pledged Debt and all Pledged Equity.

“Issuers”:  the collective reference to each issuer of any Investment Property.

“New York UCC”:  the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations”:  the collective reference to the unpaid principal of and interest and premium on the Loans, any Exchange Notes and all other monetary obligations and liabilities of the Grantors (including, without limitation, interest accruing at the then applicable rate provided in the Term Loan Agreement or, if Exchange Notes are outstanding, the Exchange Note Indenture, as applicable, after the maturity of the Loans or the Exchange Notes, as the case may be, and interest accruing at the then applicable rate provided in the Term Loan Agreement or the Exchange Notes, as applicable, after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any of the Grantors, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Secured Parties, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or pursuant to, the Financing Documents or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, premium, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Secured Parties that are required to be paid by the Grantors pursuant to the terms of any of the foregoing agreements) and all guaranties of the foregoing amounts.

“Parent”:  as defined in the preamble.

“Patents”:  (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 5, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule 5, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Patent License”:  all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 5.

“Pledged Debt”:  all promissory notes listed on Schedule 1, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor, including all such promissory notes issued to SPV under the Existing Credit Agreement

(other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Equity”:  the Equity Interests listed on Schedule 1, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Equity Interests of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than 65% of the issued and outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary or of any Domestic Subsidiary substantially all of whose assets consist of voting Equity Interests of one or more Foreign Subsidiaries be required to be pledged hereunder.

“Proceeds”:  all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable”:  any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Secured Parties”:  the collective reference to the Administrative Agent, the Collateral Agent, each other Agent, the Lenders and, if Exchange Notes are outstanding, the Exchange Note Trustee and the Exchange Note Holders.

“Securities Act”:  the Securities Act of 1933, as amended.

“Third-Lien Creditors”: as defined in the Intercreditor Agreement.

“Third-Lien Obligations”: as defined in the Intercreditor Agreement.

“Trademarks”:  (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 5, and (ii) the right to obtain all renewals thereof.

“Trademark License”:  any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.

1.2.          Other Definitional Provisions.  (a)  The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c)           Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2.           GRANT OF SECURITY INTEREST

Each Grantor hereby assigns and transfers to the Collateral Agent, and hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest other than Excluded Property (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a)           all Accounts;

(b)           all Chattel Paper;

(c)           all Deposit Accounts, Securities Accounts and Commodity Accounts;

(d)           all Documents;

(e)           all Equipment;

(f)            all Fixtures;

(g)           all General Intangibles;

(h)           all Instruments;

(i)            all Intellectual Property;

(j)            all Inventory;

(k)           all Investment Property;

(l)            all Letter of Credit Rights;

(m)          all Commercial Tort Claims with respect to the matters described on Schedule 6, as well as all Commercial Tort Claims provided for in Section 4.9;

(n)           all other personal property not otherwise described above;

(o)           all ATA Collateral;

(p)           all books and records pertaining to the Collateral; and

(q)           to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth in this Section 2, the term Collateral and the terms set forth in this Section defining the components of Collateral shall not include, and this Agreement shall not constitute a grant of a security interest in, any of the following (the “Excluded Property”):  (i) any property to the extent that such grant of a security interest in such property (a) is prohibited by any applicable law of a Governmental Authority, (b) requires a consent not obtained of any Governmental Authority pursuant to such law or (c) is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to a right on the part of the parties thereto other than Parent and its Subsidiaries to terminate (or materially modify) or requires any consent not obtained under any contract, license, agreement, instrument or other document evidencing or giving rise to such property or to a Lien on such property permitted to be incurred pursuant to the Financing Documents or, in the case of any Investment Property, Pledged Equity or Pledged Debt, any applicable shareholder or similar agreement, in each case (a) through (c) except to the extent that such law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or right of termination or modification or requiring such consent is ineffective under applicable law, (ii) any property owned by any Grantor on the date hereof or hereafter acquired that is subject to a Lien securing a purchase money or capital or finance lease obligation permitted to be incurred pursuant to the Financing Documents if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money, project financing or capital or finance lease obligation) prohibits the creation of any other Lien on such property, (iii) any trucks, trailers, tractors, service vehicles, automobiles, rolling stock or other registered mobile equipment or equipment covered by certificates of title or ownership of any Grantor to the extent that a security interest cannot be perfected solely by filing a UCC-1 financing statement (or similar instrument), (iv) Excluded Accounts, (v) the Equity Interests of any joint venture in respect of which Parent or any of its Subsidiaries holds Equity Interests if (and only so long as), in any case, the grant of any such security interest is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to a right on the part of the parties thereto other than Parent and its Subsidiaries to terminate (or materially modify) or requires any consent not obtained under any contract, license, agreement, instrument or other document evidencing or giving rise to such property or any applicable shareholder, joint venture or similar agreement, (vi) FAA Collateral to the extent that a security interest cannot be perfected solely by filing a UCC-1 financing statement (or similar instrument), and (vii) Excluded Cash; provided, however, that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to above and such Proceeds shall not constitute “Excluded Property” (unless such Proceeds, substitutions or replacements would constitute Excluded Property referred to above).  If an Event of Default shall have occurred and be continuing, each Grantor shall, if requested to do so by the Collateral Agent, use commercially reasonable efforts to obtain any required consent that is reasonably obtainable with respect to Collateral which the Collateral Agent reasonably determines to be material.

In addition, any Collateral consisting of Equity Interests or other securities issued by a Subsidiary shall be deemed to constitute Excluded Property to the extent that the pledge of such Equity Interests or other securities secures the Obligations under the Exchange Note Indenture (and shall not constitute Excluded Property for purposes of the other Obligations) and results in Parent being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence.  In addition, in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation or another law, rule or regulation is adopted which would require) the filing with the SEC (or another governmental agency) of separate financial statements of any Subsidiary of Parent due to the fact that the Subsidiary’s Equity Interests or other securities secure any Obligations under the Exchange Note Indenture, then such Equity Interests or other securities of such Subsidiary will automatically be deemed Excluded Property, but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence.  In such event, this Agreement may be amended or modified, without the consent of any Secured Party, to the extent necessary to release the security interests in the shares of Equity Interests or other securities that are so deemed to constitute Excluded Property only from the Lien created hereunder to the extent securing the Obligations under the Exchange Note Indenture.  In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted which would permit) such Subsidiary’s Equity Interests or other securities to secure the Obligations under the Exchange Note Indenture in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Equity Interests or other securities of such Subsidiary will automatically be deemed to no longer constitute Excluded Property but only to the extent necessary to not be subject to any such financial statement requirement.

In addition, any Collateral consisting of Equity Interests or other securities of a Subsidiary shall be deemed to constitute Excluded Property to the extent that such Equity Interests or other securities constitute “Excluded Property” under (and as defined in) the First-Lien Documents by virtue of the second paragraph of Section 2 of the First-Lien Security Agreement (as in effect on the date hereof).  In such event, this Agreement may be amended or modified, without the consent of any Secured Party, to the extent necessary to release the security interests in such shares of Equity Interests or other securities that are so deemed to constitute Excluded Property.

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT BY THIS AGREEMENT AND THE RIGHTS AND REMEDIES OF (AND ANY EXERCISE THEREOF BY) THE COLLATERAL AGENT AND THE SECURED PARTIES HEREUNDER SHALL BE SUBJECT TO AND GOVERNED BY THE TERMS OF THE INTERCREDITOR AGREEMENT AT ANY TIME THE INTERCREDITOR AGREEMENT IS IN EFFECT.  IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE TERMS HEREOF AND THE TERMS OF THE INTERCREDITOR AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL AT ANY TIME THE INTERCREDITOR AGREEMENT IS IN EFFECT.

SECTION 3.           REPRESENTATIONS AND WARRANTIES

To induce the Collateral Agent and the Lenders to enter into the Term Loan Agreement and to induce the Lenders to make their respective Loans to the Borrowers thereunder, each Grantor hereby represents and warrants to the Collateral Agent and each other Secured Party that:

3.1.          Title; No Other Liens.  Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Financing Documents, such Grantor owns each item of the Collateral free and clear of any and all Liens.  No effective financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, pursuant to this Agreement or as are permitted by the Financing Documents or as to which documentation to terminate the same shall have been delivered to the Collateral Agent.  For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses to third parties to use Intellectual Property owned or developed by a Grantor.  For purposes of this Agreement and the other Financing Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property.  Each of the Collateral Agent and each other Secured Party understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Collateral Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

3.2.          Perfected Liens.  Subject to the terms of the Intercreditor Agreement, the security interests granted pursuant to this Agreement (i) upon completion of the filings and other actions specified on Schedule 2 (x) will constitute valid perfected security interests in all of the Collateral (other than Intellectual Property) in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor, to the extent a security interest therein may be perfected by filing, recording or registration in the United States pursuant to the New York UCC, (y) will constitute valid perfected security interests in all of the Collateral consisting of Intellectual Property in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor, to the extent a security interest therein may be perfected by filings to be made in the United States Patent and Trademark Office and the United States Copyright Office, and (z) will constitute valid perfected security interests in each Collateral Deposit Account in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof upon the Collateral Agent obtaining “control” of such Collateral Deposit Account for purposes of the New York UCC, to the extent a security interest therein may be perfected by obtaining “control” pursuant to the New York UCC, and (ii) are prior to all other Liens on the Collateral in existence on the date hereof except for Liens permitted by the Financing Documents which have priority over the Liens on the Collateral by operation of law (including the priority rules under the New York UCC) or which, in the case of Collateral consisting of Pledged Equity and Pledged Debt, are Liens created by the First-Lien Documents, or are nonconsensual Liens permitted pursuant to the Financing Documents to be prior to the security interests granted pursuant to this Agreement or which, in the case of Collateral other than Pledged Equity and Pledged Debt, are permitted pursuant to the Financing Documents to be prior to the security interests granted pursuant to this Agreement.

3.3.          Jurisdiction of Organization.  On the date hereof, such Grantor’s jurisdiction of organization and identification number from the jurisdiction of organization (if any) are specified on Schedule 3.  Such Grantor has furnished to the Collateral Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof.

3.4.          Inventory and Equipment.  On the date hereof, the Inventory and the Equipment of each Grantor (other than aircraft and Inventory and Equipment on any aircraft) are kept at the locations listed on Schedule 4.  The provisions of this Section 3.4 shall not apply to Equipment or Inventory in transit, that has been sold (including sales on consignment or approval in the ordinary course of business), that is out for repair, that is at other locations for purposes of onsite maintenance or repair, or that is at airports to permit onsite maintenance or repair of aircraft or aircraft engines, or to Equipment and Inventory at locations with less than $2,000,000 in aggregate value.

3.5.          Farm Products.  None of the Collateral constitutes, or is the Proceeds of, Farm Products.

3.6.          Investment Property.  (a)  On the date hereof, the shares of Pledged Equity pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Equity Interests of each Subsidiary owned by such Grantor, except that, in the case of Subsidiaries that are Foreign Subsidiaries or Domestic Subsidiaries substantially all of whose assets consist of voting Equity Interests of one or more Foreign Subsidiaries, the shares of such Issuers pledged by such Grantor constitute 65% of the outstanding Foreign Subsidiary Voting Stock of each such Issuer (or, if such Grantor owns less than 65% of the outstanding Foreign Subsidiary Voting Stock of any such Issuer, constitute all the Foreign Subsidiary Voting Stock of such Issuer owned by such Grantor).

(b)           All the shares of the Pledged Equity as to which Parent or a Subsidiary of Parent is the Issuer have been duly and validly issued and are fully paid and nonassessable.

(c)           To the best of such Grantor’s knowledge, all of the Pledged Debt constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d)           Such Grantor is the beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of any other Person, except the security interest created by this Agreement, by the First-Lien

Documents, any security interest securing any Third-Lien Obligations or nonconsensual Liens permitted pursuant to the Financing Documents.

3.7.          Receivables.  No amount payable to such Grantor under or in connection with any Receivable of an amount greater than $2,000,000 is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent.

3.8.          Intellectual Property.  Schedule 5 lists all Intellectual Property that is registered in the United States or for which application for registration in the United States has been filed and that is material to the operation of the business of Parent and its Subsidiaries taken as a whole owned by such Grantor in its own name on the date hereof.  Such Intellectual Property is valid and enforceable, the use thereof does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any third party and, to the knowledge of such Grantor, as of the date hereof, no third party has or is infringing, misappropriating or otherwise violating Grantor’s rights in and to such Intellectual Property, except to the extent that the invalidity or unenforceability of such Intellectual Property or such infringement, misappropriation or violation could not reasonably be expected to have a Material Adverse Effect.

3.9.          Commercial Tort Claims.  On the date hereof, except to the extent listed in Section 2 above, no Grantor has knowledge of rights in any Commercial Tort Claim as to which it reasonably expects to recover more than $2,000,000.

3.10.        Deposit Accounts, Etc.  All of such Grantor’s Deposit Accounts, Securities Accounts and Commodity Accounts (other than Excluded Accounts) as of the date hereof are listed on Schedule 7.

SECTION 4.           COVENANTS

Each Grantor covenants and agrees with the Collateral Agent and the other Secured Parties that, from and after the date of this Agreement until the Obligations (other than contingent indemnification and contingent expense reimbursement obligations) shall have been paid in full:

4.1.          Delivery of Instruments, Certificated Securities and Chattel Paper.  (a)  If (i) any amount in excess of $2,000,000 owed by Parent or any of its Subsidiaries to any Grantor or (ii) any other amount in excess of $2,000,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall, subject to the terms of the Intercreditor Agreement, be delivered as soon as reasonably practicable to the Collateral Agent, duly indorsed in a manner reasonably satisfactory to the Collateral Agent, to be held as Collateral pursuant to this Agreement.

(b)           Any Pledged Debt required to be subordinated pursuant to the Financing Documents shall, in each case, be fully subordinated to the payment in full of the Obligations.

4.2.          Maintenance of Insurance.  (a)  Such Grantor will maintain the insurance required by the Financing Documents.

(b)           All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days or, in the case of insurance existing as of the date hereof, at least 10 days after receipt by the Collateral Agent of written notice thereof and (ii) name the Collateral Agent as insured party or loss payee (as applicable).

4.3.          Maintenance of Perfected Security Interest; Further Documentation.  (a)  Such Grantor shall take all actions reasonably requested by the Collateral Agent to maintain the security interest created by this Agreement as a security interest having at least the perfection and priority described in Section 3.2 and shall take all commercially reasonable actions to defend such security interest against the claims and demands of all Persons whomsoever, subject in each case to, in the case of Collateral consisting of Pledged Equity and Pledged Debt, Liens created under the First-Lien Documents (but otherwise subject to the terms of the Intercreditor Agreement) or nonconsensual Liens permitted by the Financing Documents and, in the case of Collateral other than Pledged Equity and Pledged Debt, Liens permitted by the Financing Documents and to the rights of such Grantor under the Financing Documents to dispose of the Collateral.

(b)           Such Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Collateral Agent may reasonably request, all in reasonable detail.  Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to the Financing Documents, Parent shall deliver to the Collateral Agent a certificate executed by the associate general counsel or the chief legal officer of Parent setting forth, as of the date of such certificate, the information required pursuant to Schedules 1, 3, 5, 6 and 7 hereto and Schedule 3.02 to the Term Loan Agreement or confirming that there has been no change in such information since (i) such information was furnished or otherwise updated, amended, changed or supplemented, or (ii) the date of the most recent certificate delivered pursuant to this Section 4.3(b).

(c)           At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (ii) in the case of Investment Property not issued by Parent or its Subsidiaries, Deposit Accounts, Securities Accounts, Commodity Accounts, Letter of Credit Rights and any other relevant Collateral, using commercially reasonable efforts to take, at any time after the occurrence and during the continuation of an Event of Default, any actions necessary to enable the Collateral Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto.

4.4.          Changes in Locations, Name, etc.  Such Grantor will not, except upon 10 days’ prior written notice to the Collateral Agent (or such shorter notice as shall be reasonably satisfactory to the Collateral Agent) and delivery to the Collateral Agent of all additional executed financing statements and other documents reasonably requested by the Collateral Agent to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its jurisdiction of organization from that referred to in Section 3.3 or (ii) change its name.

4.5.          Notices.  Such Grantor will advise the Collateral Agent promptly, in reasonable detail, of:

(a)           any Lien (other than security interests created hereby or Liens permitted under the Financing Documents) on any of the Collateral which would adversely affect the ability of the Collateral Agent to exercise any of its remedies hereunder; and

(b)           the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

4.6.          Investment Property.  (a)  If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Equity Interests of any Subsidiary, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Equity, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent and the other Secured Parties, hold the same in trust for the Collateral Agent and the other Secured Parties and deliver the same forthwith to the Collateral Agent or to the extent required by the Intercreditor Agreement, the First-Lien Collateral Agent, in the exact form received, duly indorsed by such Grantor to the Collateral Agent (or the First-Lien Collateral Agent, as applicable), if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor, to be held by the Collateral Agent (or the First-Lien Collateral Agent, as applicable), subject to the terms hereof, as additional collateral security for the Obligations.  If an Event of Default shall have occurred and be continuing, and any distribution of capital to a Grantor (other than cash) required to be included in Collateral shall be made on or in respect of the Investment Property or any property (other than cash) required to be included in Collateral shall be distributed to a Grantor upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, such Grantor shall, unless such distribution of capital or property is otherwise subject to a perfected security interest in favor of the Collateral Agent, use commercially reasonable efforts to cause it to be subject to a perfected security interest in favor of the Collateral Agent to the extent and in the manner required pursuant to Section 4.3.  If any such property so distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such property is delivered to the Collateral Agent (or the First-Lien Collateral Agent, as applicable), hold such property in trust for the Collateral Agent and the other Secured Parties as additional collateral security for the Obligations.

(b)           Without the prior written consent of the Collateral Agent, such consent not to be unreasonably withheld, such Grantor will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction permitted by the Financing Documents), (ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or permitted under the Financing Documents or (iii) except as permitted by the Financing Documents, enter, subsequent to the date upon which such Investment Property becomes Collateral hereunder, into any agreement (other than the Financing Documents) or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Investment Property required to be included in Collateral or Proceeds thereof.

(c)           In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property required to be included in Collateral issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 4.6(a) with respect to such Investment Property issued by it and (iii) the terms of Sections 5.3(c) and 5.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.3(c) and 5.7 with respect to such Investment Property issued by it.

(d)           No Grantor shall permit any security interest in certificated Pledged Equity of any Issuer that is not a Subsidiary to be perfected by possession in favor of a Person other than the Collateral Agent and, subject to the terms of the Intercreditor Agreement, the First-Lien Collateral Agent and any agent for the Third-Lien Creditors.

4.7.          Receivables.  (a)  Other than in the ordinary course of business, such Grantor will not (i) grant any extension of the time of payment of any Receivable required to be included in Collateral, (ii) compromise or settle any Receivable required to be included in Collateral for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable required to be included in Collateral, (iv) allow any credit or discount whatsoever on any Receivable required to be included in Collateral or (v) amend, supplement or modify any Receivable required to be included in Collateral in any manner that could adversely affect the value thereof.

(b)           Such Grantor will deliver to the Collateral Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 20% of the aggregate amount of the then-outstanding Receivables.

(c)           Notwithstanding anything herein or in any other Financing Document to the contrary, such Grantor shall not be required to comply with the requirements of the Federal Assignment of Claims Act of 1940 unless reasonably requested to do so by the Collateral Agent upon the occurrence and during the continuation of an Event of Default.

4.8.          Intellectual Property.  (a)  Such Grantor (either itself or through licensees) will (i) continue to use each Trademark that is material to the operation of the business of Parent and its Restricted Subsidiaries taken as a whole on each and every trademark class of goods applicable to its current line as reflected in its current catalogs, brochures and price lists in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii)

use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Collateral Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any material respect.

(b)           Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any Patent that is material to the operation of the business of Parent and its Restricted Subsidiaries taken as a whole may become forfeited, abandoned or dedicated to the public.

(c)           Such Grantor (either itself or through licensees) (i) will employ each Copyright that is material to the operation of the business of Parent and its Restricted Subsidiaries taken as a whole and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any portion of the Copyrights that is material to the operation of the business of Parent and its Restricted Subsidiaries taken as a whole may become invalidated or otherwise impaired.  Such Grantor will not (either itself or through licensees) do any act whereby any portion of the Copyrights that is material to the operation of the business of Parent and its Restricted Subsidiaries taken as a whole may fall into the public domain.

(d)           Such Grantor (either itself or through licensees) will not do any act that knowingly uses any Intellectual Property that is material to the operation of the business of Parent and its Restricted Subsidiaries taken as a whole to infringe the intellectual property rights of any other Person.

(e)           Such Grantor will notify the Collateral Agent immediately if it knows, or has reason to know, that any application or registration relating to any Intellectual Property that is material to the operation of the business of Parent and its Restricted Subsidiaries taken as a whole may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any such Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(f)            In the event such Grantor, either by itself or through any agent, employee, licensee or designee, shall in any fiscal year file an application for the registration of any Intellectual Property that is material to the operation of Parent and its Restricted Subsidiaries taken as a whole with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Collateral Agent at the time of delivery of annual financial statements with respect to such fiscal year pursuant to the Financing Documents.  Upon reasonable request of the Collateral Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Collateral

Agent may reasonably request to evidence the Collateral Agent’s and the other Secured Parties’ security interest in any such Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

(g)           Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Intellectual Property that is material to the operation of the business of Parent and its Restricted Subsidiaries taken as a whole, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(h)           In the event that any Intellectual Property that is material to the operation of the business of Parent and its Restricted Subsidiaries taken as a whole is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Collateral Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

(i)            Notwithstanding anything to the contrary in this Agreement, subject to the provisions of the Financing Documents, nothing shall prevent any Grantor in the ordinary course of business from abandoning, ceasing to use or otherwise impairing or disposing of any Intellectual Property if such Grantor reasonably believes that doing so is in its business interests.  For the avoidance of doubt, nothing in this Section 4.8 shall prohibit a sale, transfer or disposition of any Intellectual Property made in accordance with the provisions of the Financing Documents.

(j)            No Grantor shall, and the Grantors in the aggregate shall not, make filings in the United States Copyright Office or the United States Trademark Office to perfect any security interest in all or substantially all of the Copyright Licenses held by the Grantors in the aggregate or all or substantially all of the Trademark Licenses held by the Grantors in the aggregate (other than to perfect the security interest in such Copyright Licenses and Trademark Licenses securing the Obligations, the First-Lien Obligations and any Third-Lien Obligations).

(k)           Upon and during the continuance of an Event of Default, each Grantor shall use all commercially reasonable efforts to obtain all requisite consents or approvals under each Copyright License, Patent License and Trademark License reasonably requested by the Collateral Agent to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent or its designee.

4.9.          Commercial Tort Claims.  If such Grantor shall obtain an interest in any Commercial Tort Claim as to which it determines that it reasonably expects to recover more than $2,000,000, such Grantor shall within 30 days of making such determination (or such other period reasonably satisfactory to the Collateral Agent) sign and deliver documentation reasonably acceptable to the Collateral Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.

4.10.        Deposit Accounts.  (a)  Each Grantor shall execute and deliver to the Collateral Agent Deposit Account Control Agreements for each Collateral Deposit Account identified on Schedule 7 within 60 days after the Closing Date, or such longer period as is reasonably acceptable to the Collateral Agent.

(b)           Before opening or replacing any Collateral Deposit Account, each Grantor shall give five Business Days’ prior notice to the Collateral Agent (or such other period reasonably satisfactory to the Collateral Agent) and, if requested by the Collateral Agent, shall cause each bank or financial institution in which it seeks to open a Collateral Deposit Account, to enter into a Deposit Account Control Agreement with the Collateral Agent in order to give the Collateral Agent control of such Deposit Account.  In the case of Collateral Deposit Accounts maintained with Lenders, the terms of such letter shall be subject to the provisions of the Term Loan Agreement or this Agreement regarding setoffs.

4.11.        Overriding Provisions with respect to Collateral.  Notwithstanding anything to the contrary contained above in this Section 4 or elsewhere in this Agreement or any other Financing Document, to the extent the provisions of this Agreement (or any other Financing Document) require the delivery or endorsement of, or control over, Collateral to be granted to the Collateral Agent at any time prior to the First-Lien Obligations Termination Date, then delivery or endorsement of such Collateral (or control with respect thereto) shall instead be granted to the First-Lien Collateral Agent, to be held in accordance with the Intercreditor Agreement.  Furthermore, at all times prior to the First-Lien Obligations Termination Date and in accordance with the terms of the Intercreditor Agreement, the Collateral Agent is authorized by the parties hereto to effect transfers of Collateral at any time in its possession (and any “control” or similar agreements with respect to Collateral) to the First-Lien Collateral Agent.  Any such endorsement or delivery of, or granting of control with respect to, Collateral to the First-Lien Collateral Agent shall be deemed an endorsement, delivery or granting of control to the Collateral Agent for all purposes hereunder.  If any Grantor shall pledge any assets or undertake any actions to perfect or protect any Liens on any assets pledged in connection with the Financing Documents, such Grantor may simultaneously pledge such assets or undertake such actions with respect to such assets as necessary to comply with the provisions set forth in the Intercreditor Agreement, without further request or consent by the Secured Parties. Any provision of any Financing Document to the contrary notwithstanding, no Grantor shall be required to act or refrain from acting in a manner that is inconsistent with the terms and provisions of the Intercreditor Agreement.

SECTION 5.           REMEDIAL PROVISIONS

5.1.          Certain Matters Relating to Receivables.  (a)  The Collateral Agent shall have the right annually (or, if an Event of Default has occurred and is continuing, at any time) to make test verifications of the Receivables required to be included in Collateral in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may require in connection with such test verifications.  Annually (or, if an Event of Default has occurred and is continuing, at any time), upon the Collateral Agent’s reasonable request and at the expense of the relevant Grantor, such Grantor shall use commercially reasonable efforts to cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, such Receivables.

(b)           Subject to the terms of the Intercreditor Agreement, the Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables required to be included in Collateral and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default.  Subject to the terms of the Intercreditor Agreement, if required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of such Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the other Secured Parties only as provided in Section 5.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor.  Each such deposit of Proceeds of Receivables required to be included in Collateral shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c)           Subject to the terms of the Intercreditor Agreement, if an Event of Default has occurred and is continuing, at the Collateral Agent’s request, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables required to be included in Collateral, including, without limitation, all original orders, invoices and shipping receipts.

5.2.          Communications with Obligors; Grantors Remain Liable.  (a)  The Collateral Agent in its own name or in the name of others may at any time when an Event of Default has occurred and is continuing, communicate with obligors under the Receivables required to be included in Collateral to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any such Receivables.

(b)           Subject to the terms of the Intercreditor Agreement, upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables required to be included in Collateral that such Receivables have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(c)           Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables required to be included in the Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  Neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any such Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Party of any payment relating thereto, nor shall the

Collateral Agent or any other Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any such Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.3.          Pledged Equity.  (a)  Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 5.3(b), each Grantor shall be permitted to receive all dividends (other than dividends payable in Equity Interests) paid in respect of the Pledged Equity and all payments made in respect of the Pledged Debt, in each case to the extent permitted in the Financing Documents, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that such Grantor will not be entitled to exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Investment Property or the rights and remedies of the Collateral Agent or the other Secured Parties under any Financing Document or the ability of the Collateral Agent or the other Secured Parties to exercise the same.

(b)           Subject to the terms of the Intercreditor Agreement, if an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments (including sums paid upon the liquidation or dissolution of any Issuer or in connection with any distribution of capital) or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in accordance with the provisions of this Agreement and (ii) any or all of the Investment Property shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.  If any sums of money paid or distributed in respect of Investment Property, which the Collateral Agent shall be entitled to receive pursuant to clause (i) above, shall be received by a Grantor, such Grantor shall, until such money is paid to the Collateral Agent, hold such money in trust for the Collateral Agent and the other Secured Parties as additional collateral for the Obligations.

(c)           Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Collateral Agent.

5.4.          Proceeds to be Turned Over to Collateral Agent.  Subject to the terms of the Intercreditor Agreement, if an Event of Default occurs and is continuing and the Collateral Agent so requests, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Collateral Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required).  All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control.  All Proceeds while held by the Collateral Agent in a Collateral Account (or by such Grantor in trust for the Collateral Agent and the other Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.5.

5.5.          Application of Proceeds.  Subject to the terms of the Intercreditor Agreement, at such intervals as may be agreed upon by Parent and the Collateral Agent, or, if an Event of Default has occurred and is continuing, at any time at the Collateral Agent’s election, the Collateral Agent shall apply all or any part of Proceeds from the Collateral, whether or not held in any Collateral Account, as follows:

First, in accordance with Section 4.1 of the Intercreditor Agreement, to the First-Lien Collateral Agent for application to First-Lien Obligations until same have been repaid in full; and

Second, to pay Obligations in respect of incurred and unpaid fees and expenses of the Administrative Agent, the Collateral Agent and the Exchange Note Trustee (if any) under the Financing Documents (or, if such Proceeds are insufficient to pay in full all such Obligations, (i) first to pay the Obligations of the Collateral Agent incurred in connection with the Collateral Agreements, including in connection with the enforcement thereof, and (ii) second, to the extent in excess thereof, pro rata among the Administrative Agent, the Collateral Agent and the Exchange Note Trustee according to the amounts of such Obligations then due and owing and remaining unpaid to such Secured Parties);

Third, towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;

Fourth, towards payment of any remaining Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and

Fifth, any balance remaining after the Obligations and the First-Lien Obligations shall have been paid in full shall be paid over to the Borrowers or to whomsoever may be lawfully entitled to receive the same.

To the extent that the Obligations in respect of the Exchange Note Indenture are not secured by any Equity Interests or other securities of a Subsidiary as provided in the third to last paragraph of Section 2, any distributions that would otherwise be required to be made under this Section 5.5 to the Obligations under the Exchange Note Indenture if such Obligations were so secured shall instead be made to the other Obligations in accordance with the provisions set forth herein.

5.6.          Code and Other Remedies.  Subject to the terms of the Intercreditor Agreement, if an Event of Default occurs and is continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law.  Without limiting the generality of the foregoing, subject to the terms of the Intercreditor Agreement, if an Event of Default occurs and is continuing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Collateral Agent or any other Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Collateral Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  Each Grantor further agrees, at the Collateral Agent’s request following and during the continuance of an Event of Default, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.6, after deducting all reasonable out-of-pocket costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Collateral Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Collateral Agent may elect, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New

York UCC, need the Collateral Agent account for the surplus, if any, to any Grantor.  To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Collateral Agent or any other Secured Party arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

5.7.          Registration Rights.  (a)  Subject to the terms of the Intercreditor Agreement, if the Collateral Agent shall determine to exercise its rights to sell all or any of the Pledged Equity pursuant to Section 5.6, and if, in the opinion of the Collateral Agent, it is necessary or advisable to have the Pledged Equity, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register the Pledged Equity, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Equity, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto.  Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b)           Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Equity, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.  The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c)           Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity pursuant to this Section 5.7 valid and binding and in compliance with any and all other applicable law.  Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.7 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives, to the fullest extent permitted by applicable law, and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Term Loan Agreement.

5.8.          Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable fees and disbursements of any attorneys employed by the Collateral Agent or any other Secured Party to collect such deficiency.

5.9.          Notice of Sole Control.  Subject to the terms of the Intercreditor Agreement, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may give notice of sole control or any other instruction under any Deposit Account Control Agreement with respect to any Collateral Deposit Account or and other control agreement with any Securities Intermediary with respect to any Securities Account or with any Commodity Intermediary with respect to any Commodity Account and take any action therein with respect to such Collateral, and the Collateral Agent agrees not to give any such notice or instruction unless there is an occurrence and continuance of an Event of Default.  The Collateral Agent agrees to withdraw any such notice of sole control as soon as practicable upon any such Event of Default ceasing to exist (or, if any such notice of sole control may not be withdrawn, to terminate the applicable control agreement and enter into a new control agreement on the same terms).

SECTION 6.           THE COLLATERAL AGENT

6.1.          Collateral Agent’s Appointment as Attorney-in-Fact, etc.  (a)  Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i)            in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable required to be included in Collateral hereunder or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any such Receivable or with respect to any other Collateral whenever payable;

(ii)           in the case of any Intellectual Property required to be included in Collateral hereunder, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as may be necessary or as the Collateral Agent may reasonably request to evidence the Collateral Agent’s and the other Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii)          pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv)          execute, in connection with any sale provided for in Section 5.6 or 5.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v)           (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may reasonably deem appropriate; (7) subject to any licenses (and the rights granted therein) existing at the time of such assignment, assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s and the other Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 6.1(a) to the contrary notwithstanding, the Collateral Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

(b)           If any Grantor fails to perform or comply with any of its agreements contained herein, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)           The reasonable out-of-pocket expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the rate per annum then payable on past due Loans under the Term Loan Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d)           Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

6.2.          Duty of Collateral Agent.  The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9 207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account.  Neither the Collateral Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Collateral Agent and the other Secured Parties hereunder are solely to protect the Collateral Agent’s and the other Secured Parties’ interests in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers.  The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.  Whenever reference is made in this Agreement to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Collateral Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Collateral Agent, it is understood that in all cases the Collateral Agent shall be fully justified in failing or refusing to take any such action under this Agreement if it shall not have received such advice or concurrence of the Required Lenders (acting in accordance with the Term Loan Agreement and other Loan Documents), as it deems appropriate.  This provision is intended solely for the benefit of the Collateral Agent and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto.

6.3.          Execution of Financing Statements.  Pursuant to any applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent determines appropriate to perfect the security interests of the Collateral Agent under this Agreement.  Each Grantor authorizes the Collateral Agent to use the collateral description “all personal property” or “all assets” in any such financing statements.  Each Grantor hereby ratifies and authorizes the filing by the Collateral Agent of any financing statement with respect to the Collateral made prior to the date hereof; provided that, at the reasonable request of any Grantor, the Collateral Agent shall amend any such statement (and any other financing statement filed by the Collateral Agent in connection with this Agreement) to exclude any property that is released from, or otherwise not included in, the Collateral.  The Collateral Agent agrees promptly to furnish copies of all such filings to Parent.

6.4.          Authority of Collateral Agent.  Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the other Secured Parties, be governed by the Term Loan Agreement, and, if Exchange Notes are outstanding, as between the Exchange Note Trustee and the Exchange Note Holders, by the Exchange Note Indenture, and in each case by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 7.           MISCELLANEOUS

7.1.          Amendments in Writing.  (a)  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.02 of the Term Loan Agreement and any comparable provision of the Exchange Note Indenture.

(b)           The parties hereto agree to amend, or amend and restate, this Agreement or any other Collateral Agreement upon the request of the Collateral Agent in connection with the issuance of Exchange Notes and the execution and delivery of the Exchange Note Indenture in order, as may be reasonably requested or necessary, to (i) replace the Collateral Agent with the Exchange Note Trustee or its designee (unless any Loans remain outstanding after the issuance of the Exchange Notes) and (ii) to facilitate compliance of this Agreement and the Exchange Note Indenture, or of the Exchange Note Trustee, with the Trust Indenture Act of 1939 or any other Federal or state securities laws applicable to this Agreement, the Indenture or the Exchange Notes or the Exchange Note Trustee.

7.2.          Notices.  All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.01 of the Term Loan Agreement.

7.3.          No Waiver by Course of Conduct; Cumulative Remedies.  Neither the Collateral Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Collateral Agent or such Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

7.4.          Enforcement Expenses; Indemnification.   (a)  Each Grantor jointly and severally agrees to pay, and to save the Collateral Agent and the other Secured Parties harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

(b)           The agreements in this Section 7.4 shall survive repayment of the Obligations and all other amounts payable under the Term Loan Agreement and the other Financing Documents.

7.5.          Successors and Assigns.  This Agreement shall be binding upon the permitted successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their permitted successors and assigns; provided that no Grantor may, except pursuant to a merger or consolidation permitted by the Financing Documents, assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

7.6.          Setoff.  In addition to any rights and remedies of the Secured Parties provided by law, upon the occurrence and during the continuance of any Event of Default, each Secured Party and its Affiliates is authorized at any time and from time to time, without prior notice to any Grantor, any such notice being waived by each Grantor to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Secured Party and its Affiliates to or for the credit or the account of any Grantor against any and all Obligations owing to such Secured Party and its Affiliates hereunder or under any other Financing Document, now or hereafter existing, irrespective of whether or not such Secured Party or Affiliate shall have made demand under this Agreement or any other Financing Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness; provided that, in the case of any such deposits or other Indebtedness for the credit or the account of any Foreign Subsidiary, such set off may only be against any Obligations of Foreign Subsidiaries.  Each Secured Party agrees promptly to notify such Grantor and the Collateral Agent after any such set off and application made by such Secured Party; provided, that the failure to give such notice shall not affect the validity of such setoff and application.  The rights of the Collateral Agent and each other Secured Party under this Section 7.6 are in addition to other rights and remedies (including other rights of setoff) that the Collateral Agent and such other Secured Party may have.

7.7.          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by telecopier of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

7.8.          Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.9.          Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

7.10.        Integration.  This Agreement, together with the other Financing Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.

7.11.        GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.12.        Submission To Jurisdiction; Waivers.  (a)  Any legal action or proceeding arising under any Financing Document or in any way connected with or related or incidental to the dealings of the parties hereto or any of them with respect to any Financing Document, or the transactions related thereto, in each case whether now existing or hereafter arising, may be brought in the courts of the State of New York sitting in New York County or of the United States for the Southern District of such State, and by execution and delivery of this Agreement, each Grantor and the Collateral Agent consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts.  Each Grantor and the Collateral Agent irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such courts in respect of any Financing Document or other document related thereto.

(b)           Each Grantor hereby irrevocably and unconditionally:

(i)            agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 7.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(ii)           agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(iii)          waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

7.13.        Acknowledgments.  Each Grantor hereby acknowledges that:

(a)           it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Financing Documents to which it is a party;

(b)           neither the Collateral Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Financing Documents, and the relationship between the Grantors, on the one hand, and the Collateral Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)           no joint venture is created hereby or by the other Financing Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

7.14.        Additional Grantors.  Each Subsidiary of Parent that is required to become a party to this Agreement pursuant to the Financing Documents shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a Joinder Agreement.

7.15.        Releases.  (a)  At such time as the Loans, the Exchange Notes and the other Obligations (other than contingent indemnification and contingent expense reimbursement obligations) shall have been paid in full, the Collateral Agent shall release all Collateral from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Grantor hereunder shall terminate and all rights to the Collateral shall revert to the Grantors.  At the request and sole expense of any Grantor following any such termination, the Collateral Agent shall deliver to such Grantor any Collateral held by the Collateral Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)           If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor to a Person other than a Grantor in a transaction permitted by the Financing Documents, then (i) the Liens created hereby on such Collateral shall automatically be released and (ii) the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.  At the request and sole expense of the Grantors, a Grantor shall be released from its obligations hereunder in the event that all the Equity Interests of such Grantor shall be sold, transferred or otherwise disposed of to a Person other than a Grantor in a transaction permitted by the Financing Documents; provided that Parent shall have delivered to the Collateral Agent, at least five Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by Parent stating that such transaction is in compliance with the Term Loan Agreement and the other Financing Documents.

7.16.        WAIVER OF JURY TRIAL.  EACH GRANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY FINANCING DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY FINANCING DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 7.16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

* * *

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

GLOBAL AVIATION HOLDINGS INC.

By:	/s/ Mark M. McMillin
Name: Mark M. McMillin
Title: General Counsel & Corporate Secretary

Signature Page to Second-Lien Security Agreement

NEW ATA INVESTMENT INC.

By:	/s/ Mark M. McMillin
Name: Mark M. McMillin
Title: General Counsel & Corporate Secretary

NEW ATA ACQUISITION INC.

By:	/s/ Mark M. McMillin
Name: Mark M. McMillin
Title: General Counsel & Corporate Secretary

Signature Page to Second-Lien Security Agreement

WORLD AIR HOLDINGS, INC.

By:	/s/ Mark M. McMillin
Name: Mark M. McMillin
Title: General Counsel & Corporate Secretary

NORTH AMERICAN AIRLINES, INC.

By:	/s/ Mark M. McMillin
Name: Mark M. McMillin
Title: General Counsel & Corporate Secretary

WORLD AIRWAYS, INC.

By:	/s/ Mark M. McMillin
Name: Mark M. McMillin
Title: General Counsel & Corporate Secretary

WORLD AIRWAYS PARTS COMPANY, LLC

By:	/s/ Mark M. McMillin
Name: Mark M. McMillin
Title: General Counsel & Corporate Secretary

Signature Page to Second-Lien Security Agreement

GLOBAL AVIATION VENTURES SPV LLC

By:	/s/ Mark M. McMillin
Name: Mark M. McMillin
Title: General Counsel & Corporate Secretary

Signature Page to Second-Lien Security Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ David Bergstrom
Name: David Bergstrom
Title: Assistant Vice President

Signature Page to Second-Lien Security Agreement